Exhibit 10.40

EXECUTION VERSION

CF Corporation

1701 Village Center Circle

Las Vegas, Nevada 89134

November 30, 2017

Blackstone Tactical Opportunities Advisors LLC

345 Park Avenue

New York, NY 10154

Letter Agreement

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) sets forth the terms of our agreement with Blackstone Tactical Opportunities Advisors LLC (“BTO Advisors”) with regard to the following matters related to the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 24, 2017, by and among CF Corporation, FGL US Holdings Inc. (“FGL US Holdings”), FGL Merger Sub Inc. and Fidelity & Guaranty Life (the “Merger Agreement”). Each capitalized term used but not defined in this Letter Agreement will have the meaning ascribed to it in the Merger Agreement, except as otherwise provided below.

1.         BTO Advisors Services. In consideration for BTO Advisors providing to CF Corporation and FGL US Holdings due diligence investigations and corporate strategy and other advice, that in each case helped enable the Merger Agreement to be entered into and the Merger to be consummated, CF Corporation will pay to BTO Advisors at the closing of the Merger a non-refundable fee of $23 million.

2.         No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of each party hereto. This Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, among us and any of our Affiliates, and each of you and any of your Affiliates, with respect to the matters set forth in Paragraph 1.

3.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Letter Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction. Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any Action arising out of or relating to this Letter Agreement, including the negotiation, execution or performance of this Letter Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Blackstone Tactical Opportunities Advisors LLC

EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (I) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LETTER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4.         Equitable Relief. Each party hereto shall, without prejudice to any rights to judicial relief it may otherwise have, be entitled to equitable relief, including injunction and/or specific performance, in the event of any breach or threatened breach of the provisions of this Letter Agreement. Neither party nor its Representatives will oppose the granting of such relief on the basis that the other party has an adequate remedy at law and agree to waive any requirement for the securing or posting of a bond in connection with such party seeking or obtaining such relief.

5.         Counterparts. This Letter Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

Blackstone Tactical Opportunities Advisors LLC

6.         No Third Party Beneficiaries. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Letter Agreement, and nothing in this Letter Agreement, express or implied, is intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights under this Letter Agreement.

7.         Confidentiality. This Letter Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the parties hereto; provided, that no such written consent shall be required (a) for any disclosure of the existence or terms of this Letter Agreement to a party’s Representatives with a need to know in connection with the transactions contemplated by the Merger Agreement, (b) to the extent required by applicable Law, the applicable rules of any national securities exchange or if required or requested in connection with any required filing or notice with any Governmental Authority relating to the transactions contemplated by the Merger Agreement or (c) to enforce the rights and remedies under this Letter Agreement.

8.         Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Letter Agreement.

9.         Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

10.       Severability. If any provision of this Letter Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in this Letter Agreement be construed as an integral provision of this Letter Agreement and that such remedies and limitations shall not be severable in any manner that increases liability or obligations hereunder of either party hereto.

11.       Assignment. Neither this Letter Agreement nor any of the rights, interests or obligations under this Letter Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any purported assignment in violation of this Section 12 shall be null and void.

[Signature page follows]

Sincerely,

CF CORPORATION

By:	/s/ Douglas B. Newton
	Name:	Douglas B. Newton
	Title:	Chief Financial Officer

Agreed to and accepted:

BLACKSTONE TACTICAL OPPORTUNITIES ADVISORS LLC

By:	/s/ Christopher J. James
	Name:	Christopher J. James
	Title:	Authorized Signatory